Exhibit 99.1

CHILEAN COBALT CORP. ANNOUNCES FOLLOW-ON STRATEGIC EQUITY INVESTMENT BY GLENCORE AND MADESAL

BERWYN, PA – May 21, 2026 – Chilean Cobalt Corp. (OTCQB: COBA) (“Chilean Cobalt” or the “Company”) is pleased to announce it has closed a private placement financing (the “Offering”) with a wholly-owned subsidiary of Glencore plc (LSE: GLEN) (together, with its subsidiaries, “Glencore”) and Madesal SpA (together, with its subsidiaries, “Madesal”).

Following completion of the Offering, Glencore and Madesal beneficially own approximately 5.6% and 7.4% of the Company’s issued and outstanding common shares, respectively, further strengthening their position as strategic shareholders.

The net proceeds from the Offering will be used to pursue additional district consolidation opportunities and exploration, support early ESG-related work, and for general corporate and working capital purposes.

“We are pleased to deepen our relationship with Glencore and Madesal through this investment, which underscores continued confidence in our strategy, assets, and team” said Duncan T. Blount, Chairman and CEO of Chilean Cobalt. “As exploration accelerates at La Cobaltera, El Cofre, and NeoRe, the proceeds enhance our ability to advance district consolidation and further position Chilean Cobalt as a leading future supplier of responsibly sourced cobalt and copper, with potential exposure to rare earth elements.”

“Building on our existing offtake arrangement and strategic partnership, we look forward to further strengthening our commercial relationship as Chilean Cobalt advances its projects,” said Burak Memis, Head of Cobalt Trading at Glencore.

“This follow-on investment reflects our continued conviction in Chilean Cobalt’s strategy and the long-term opportunity to build a multi-critical minerals platform and an Americas-centric supply chain solution” said Fernando Saenz, General Manager of Madesal SpA. “At Madesal, we are committed to advancing the responsible development of cobalt, copper, and rare earth elements, which are essential for advanced energy and materials applications, including automotive, aerospace, and defense industries.”

This press release does not constitute an offer or sale of, or the solicitation of an offer to buy, securities of the Company nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Chilean Cobalt Corp.

Chilean Cobalt Corp. is a US-based critical minerals exploration and development company focused on the La Cobaltera and El Cofre cobalt-copper projects in the historic San Juan mining district in northern Chile, one of the world’s few primary cobalt districts. Chilean Cobalt is committed to creating ecological and social value for all stakeholders; economic value for Chile and the Chilean communities in which it operates; and financial value for its shareholders.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future business or financial results) and other factors discussed from time to time in the Company's Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as "may," "should," "expect," "anticipate," "believe," "estimate," "intend," "plan" and other similar expressions. Examples of forward-looking statements, include, among others, statements the Company makes regarding its ability to further consolidate the district through future acquisitions, to establish the Company as a key future supplier of responsibly sourced cobalt and copper, to establish “Proven” or “Probable” Reserves, as defined by the SEC under Regulation S-K, Subpart 1300, through the completion of a Definitive Feasibility Study for the minerals that the Company seeks to produce and to navigate the inherent risks of mining, exploration, development, and processing operations that may negatively impact the business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the Company. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONTACTS:

Chilean Cobalt Corp.

Duncan T. Blount

Chairman & CEO

Duncan.Blount@chileancobaltcorp.com